CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors
Starcraft Corporation
Goshen, Indiana



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-73148 and File No. 33-70030) of our report, dated November 3, 1995, with respect to the consolidated financial statements of Starcraft Corporation and Subsidiaries in this Annual Report on Form 10-K for the period then ended.




                                                     /s/ McGLADREY & PULLEN, LLP


Elkhart, Indiana
December 20, 1996


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                             McGLADREY & PULLEN, LLP
                  Certified Public Accountants and Consultants



                       INDEPENDENT ACCOUNTANT'S REPORT ON
                           THE SUPPLEMENTAL SCHEDULES


The Board of Directors
Starcraft Corporation
Goshen, Indiana


Our audits of the consolidated financial statements of Starcraft Corporation and Subsidiaries included Schedule II, contained herein, for the periods ended October 1, 1995 and October 2, 1994. Such schedule is presented for purposes of complying with the Securities and Exchange Commission's rule and is not a required part of the basic consolidated financial statements. In our opinion, such schedule presents fairly the information set forth therein, in conformity with generally accepted accounting principles.



                                                     /s/ McGLADREY & PULLEN, LLP

Elkhart, Indiana
November 3,1995